UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 29, 2011

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-172900

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code):	(212) 490-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

          On November 23, 2011, Teachers Insurance and Annuity Association of America (“TIAA”), on behalf of the TIAA Real Estate Account (the “Registrant”), and Real Estate Research Corporation (the “Fiduciary”) entered into an Amended and Restated Letter Agreement (the “Fiduciary Agreement”) governing the terms of the Fiduciary’s provision of certain services to the Registrant. Pursuant to the Fiduciary Agreement, which is effective as of March 1, 2012, the Fiduciary will continue to serve as the independent fiduciary for the Registrant and perform the duties set forth in the Fiduciary Agreement and in the U.S. Department of Labor’s Prohibited Transaction Exemption (PTE 96-76) for a term continuing through February 28, 2015. The Fiduciary will be paid a base fee equal to $650,000 per year (which base fee will increase by $25,000 in each of the second and third year of the agreement), subject to (i) the payment of additional fees associated with increased responsibilities the Fiduciary may have with respect to the Registrant from time to time, (ii) adjustments in fees related to the aggregate number of individual properties owned by the Registrant from time to time during the term of the agreement, and (iii) the limitation (as set forth in PTE 96-76) that the Fiduciary not receive payment from the Registrant, TIAA or TIAA’s affiliates in any one year equal to more than 5% of the Fiduciary’s gross income from all sources (including the Registrant) in the prior fiscal year.

          A copy of the Fiduciary Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

10.1-	Amended and Restated Letter Agreement with Independent Fiduciary, dated November 23, 2011, between TIAA, on behalf of the Registrant, and Real Estate Research Corporation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

DATE: November 29, 2011		By:	/s/ Stewart P. Greene

Stewart P. Greene
Managing Director and General Counsel,
Investment Advisers